Exhibit 99.3

Dover Corporation Third Quarter 2009 Conference Call October 23, 2009 9:00 am

2 Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

3 Dover's Q3 2009 Performance Continuing Earnings Per Share 2006 2007 2008 $2.90 $3.30 $3.67 Revenue $ 1.5B -24% EPS (continuing) $0.58 -43% Segment Margins 14.3% -160 bps Organic Revenue - 24% Net Acquisition Growth 2% Free Cash Flow $222M -27% Quarterly revenue and earnings declines reflected continuation of weak global economy, though sequential revenue and earnings improved 8% & 7% respectively indicating stability Quarterly bookings up 4% sequentially, with all segments improved except for Industrial Products Segment operating margin percent improved 300 basis points sequentially to 14.3%, due to by restructuring efforts and revenue mix Strong free cash flow generation of $222 million, 15% of revenue Q3 Q3/Q3 2009 $1.45

4 Revenue Q3 2009 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic -36% -9% -30% -19% -24% Net Acquisitions (A) - 12% - (B) -3% 2% Currency -1% -4% -2% -2% -2% Total -37% -1% -32% -24% -24% (A) Acquisition growth was 3.3% for Q3 before dispositions (B) Reflects the disposition of a company in Q4 2008

5 PERFORMANCECOUNTS Target Q3 2009 Inventory Turns 8.0 6.2 Earnings Growth 10% - 44% Segment Operating Margins 15% 14.3% WC as a % of Revenue <20% 20.3% ROI (Operating) 25% 20.2%

6 Sequential Results - Q3 Material Handling Fluid Solutions Mobile Equipment Energy Product Identification Engineered Products ^ 3% ^ 11% ^ 5% Electronic Technologies 154 230 154 242 193 274 212 274 212 309 157 138 164 145 246 275 600 500 400 300 200 100 126 246 162 192 206 260 213 258 159 133 166 158 243 283

7 Industrial Products Revenue ($ in millions) Operating Earnings ($ in millions) ^ 36% ^ 37% ^ 59% ^ 49% Lower revenue primarily driven by continued weakness in infrastructure, automotive and energy end-markets Restructuring actions helped dampen effects of low volume Quarterly bookings down 5% sequentially, due to lower military orders Material Handling platform began to see slight uptick in orders with bookings up 29% and book-to-bill of 1.06 $630 $396 $1,895 $1,213 $75 $38 $241 $98 2008 2009

8 Engineered Systems Revenue ($ in millions) Operating Earnings ($ in millions) ^ 11% ^ 1% Revenue gains from Tyler acquisition ($65M) were offset by weakness in most other end- markets; Sequentially, revenue up 11% Operating margin improved 270 basis points sequentially driven by volume improvement and restructuring •Bookings up 1% sequentially, but book-to-bill is 0.91, reflecting normal seasonality Product ID business trends continued to improve, resulting in 10% sequential revenue growth and 1.00 book-to-bill ^ 20% ^ 5% $525 $521 $1,563 $1,389 2008 2009 $82 $78 $225 $179 2008 2009

9 Fluid Management Revenue ($ in millions) Operating Earnings ($ in millions) ^ 28% ^ 32% ^ 33% ^ 41% Year-over-year revenue decrease driven by substantially lower volume, though sequential revenue growth of 5% indicates stability Quarterly operating margin was still strong at 19.6% driven by ongoing restructuring efforts; still targeting full-year margins at 19%-20% Bookings up 11% sequentially, driven by Energy bookings improvement of 19% Modestly improving NA rig count is a positive developments

10 Electronic Technologies Revenue ($ in millions) Operating Earnings ($ in millions) ^ 33% ^ 24% ^ 69% ^ 29% Revenue decline driven by significantly weaker volume in most served markets, partially offset by growth at Knowles; Sequential revenue improved 12% Operating margin sequentially improved 660 basis points to 13.9% A strong sequential bookings improvement of 16% led to a book-to-bill of 1.03 MEMS, hearing aid, and military markets remain solid; electronic assembly continues to improve

11 Geographic Revenue Mix (9 months ended September 30, 2009) YTD Dover Growth Rate: -27% YTD 2009 Growth Rate -26.6% -24.8% -33.8% -25.0%

Q3 2009 Overview Q3 2009 YTD 2009 Free Cash Flow $222.0 million, 15% of revenue $470.8 million, 11% of revenue Net Interest Expense $26.3 million, up $400K from lower interest income due to lower rates $73.5 million, down $3.2 million YTD reflecting lower debt levels Net Debt to Capital 18.7%, down 620 basis points from year-end, reflecting lower debt levels Effective Tax Rate (ETR) 30.5%, up 480 basis points reflecting timing of benefits recognized for settlement of tax positions 23.2%, reflecting the benefits of the second quarter settlement Corporate Expense $34.1 million, up $3.3 million, due to global procurement & leverage initiatives, and deal costs $88.4 million, $2.7 million higher YTD 12 Note: All comments, with the exception of free cash flow, reflect year-over-year comparisons

Restructuring Update 13 Highlights Fourth quarter restructuring activity reflects continuation of our previously announced plans Engineered Systems will execute on plan to take cost out of Product Identification platform FY Savings Savings from 2009 programs still on track for $125M Incremental savings from 2009 programs is $30M-$40M in 2010 $9M $9M

14 2009 Guidance - Unchanged Revenue: Core revenue: ^ (21% - 23%) Impact of FX: ^ ( 3%) Total revenue: ^ (24% - 26%) Capital expenditures: $100 - $120 million Interest expense: $97 - $100 million Full-year tax rate: 25% - 26% Free cash flow for full year: > 10% of revenue Corporate expense: $115 million Full year EPS: $1.75 - $2.00 (around mid-point)